                                                                Exhibit 22 (p-7)

                        HANSBERGER GLOBAL INVESTORS, INC.
                             AMENDED CODE OF ETHICS

This Amended Code of Ethics (the "Code") has been adopted by Hansberger Global Investors, Inc. ("HGII"). The Code is based on the principle that the officers, directors and employees of HGII owe a fiduciary duty to their advisory clients to conduct personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of their relationship with HGII and its clients. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties to HGII's advisory clients. The Code has been adopted pursuant to Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act, and to comply with the reporting requirements of Rule 204-2 under the Advisers Act.

L.       DEFINITIONS

         A. "1940 Act" means the U.S. Investment Company Act of 1940, as amended.

         B. "Access Person" means any director or officer of the Company. The term also means: (i) any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Company advisory client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any person in a control relationship to HGII (including any affiliate of such person and any affiliate of such affiliate) who obtains information concerning recommendations made to Company clients.

         C. "Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended.

         D. A Security is "being considered for purchase or sale" when a recommendation to purchase a Security has been made and communicated to the HGII research group or posted on the Company's research bulletin board.

         E. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 16a-1(a)(2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

         F.       "Company" means HGII and its subsidiaries.

         G. "Compliance Department" means the Company's compliance department located in Fort Lauderdale, Florida or its successor.

         H. "Compliance Officer" means Kimberley A. Scott or her successor.

         I.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act.

         J. "Employee" means any officer or employee of the Company, but does not mean any Outside Director.

                                                        Amended February 1, 2001

         K. "Employee Account" means all accounts in the name of or for the benefit of an Employee, his or her spouse, dependent children or any person living with an Employee or to whom an Employee contributes economic support, as well as any other non-Company client account with respect to which an Employee exercises investment discretion or provides investment advice.

         L. "General Counsel" means J. Christopher Jackson or his successor.

         M. "Initial public offering" means an offering of securities registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), the issuer who, immediately before registration, was not subject to the reporting requirements of
                  Section 13 or Section 15(d) of the 1934 Act.

         N. "Legal Department" means the Company's legal department located in Fort Lauderdale, Florida or its successor.

         O. "Outside Director" means a director of the Company who is not an "interested person" of the Company within the meaning of
                  Section 2(a)(19)(B) of the 1940 Act.

         P. "Portfolio Manager" means any person who exercises investment discretion on behalf of the Company or any Company client.

         Q. "Private placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2),
                  Section 4(6), Rule 504, Rule 505 or Rule 506.

         R. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

         S. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and, for purposes of this Code of Ethics, shall include options and depository receipts on Securities and transactions in related futures contracts, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt securities (including repurchase agreements), bankers' acceptances, bank certificates of deposit, and commercial paper.

         T. "Security held or to be acquired" means: (a) any Security which, within the most recent 15 calendar days (i) is or has been held by a client or (ii) is being or has been considered for purchase by the Company for a client; and (b) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (a) above.

II.      STANDARDS OF CONDUCT

         No Access Person shall in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a Company client (including an investment company managed or advised by the Company):

         A.       employ any device, scheme or artifice to defraud a client;

         B. make to a client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         C. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client; or

         D.       engage in any manipulative practice with respect to a client.

                                                        Amended February 1, 2001

III.     EXEMPTED TRANSACTIONS

         A. The prohibitions of Section IV, E, F and G of this Code shall not apply to:

                  1. Purchases or sales of Securities that are not eligible for purchase or sale by Company clients;

                  2. Purchases or sales that are nonvolitional on the part of the person;

                  3. Purchases that are part of an automatic dividend reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  5. Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

                  6. Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

         B. In addition, the prohibitions of Section IV. A. 5 and the preclearance requirements of Section V . A. of this Code shall not apply to:

                  1. Purchases or sales that are nonvolitional on the part of the person;

                  2. Purchases that are part of an automatic dividend reinvestment plan;

                  3. Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

                  4. Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

         C. The Compliance Officer or General Counsel may approve a purchase or sale of a Security that would otherwise violate the provisions set forth in Section IV below if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to the Company's clients and is not potentially harmful to clients because: (a) it does not conflict with any Security being considered for purchase by any current advisory client and (b) the decision to purchase or sell the Security is not the result of information obtained in the course of a person's relationship with an advisory client or the Company.

IV.      PROHIBITED CONDUCT; REQUIRED ACTIONS

         A. Employees are prohibited from the following activities unless they have obtained prior written approval from the Compliance Officer or the Legal Department:

                  1. Employees may not join an investment club or enter into an investment partnership;

                  2. Employees may not purchase any security in a private placement;

                  3. Employees may not serve on the boards of directors of either publicly traded or privately held companies nor may they serve as members of any creditor committees;

                                                        Amended February 1, 2001

                  4. Employees may not purchase any security in an initial public offering; and

                  5. Employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days. Any profits realized on such trades shall be disgorged to a charitable organization.

         B. Every Employee shall direct his or her broker(s) (if any) to provide duplicate confirmations and account statements to the Compliance Department regarding his or her own accounts and for any account in which securities were held for his or her direct or indirect benefit (together, "Beneficial Accounts").

         C. For the purpose of purchasing Company sponsored mutual funds at net asset value, Employees may have joint accounts only with spouses, their children under age 21, parents, step-parents, parents-in-law, brothers, sisters, grandchildren or grandparents and a trustee or custodian of any qualified pension or profit sharing plan or IRA established for the benefit of such persons.

         D. Employees may not speak in or to the media, on or off the record, regarding any client or security without the prior authorization of the Compliance Officer or the Legal Department.

         E. All Employees are prohibited from purchasing or selling any Security for ten (10) calendar days from the date that: (a) the Company first approves an initial recommendation for the Buy, Alt-Buy or Hold List; or (b) a Security already on the research database is moved from the Hold to the Buy or Alt Buy List.

         F. No Employee Account shall execute a Securities transaction on a day during which a Company client has a pending "buy" or "sell" order in such Security.

         G. No Employee shall execute a Securities transaction within three (3) business days after a Company client has traded in the same Security.

         H. No Employee shall accept a gift of more than de minimis value from any person or entity that does business on behalf of the Company. For purposes of this prohibition, de minimis value is considered to be a value of $100 or less.

V.       PRE-CLEARANCE REQUIREMENT AND PROCEDURES; ANNUAL REPORTING

A. No Employee shall purchase or sell any Security for any Beneficial Account, unless the proposed purchase or sale has been reported to and pre-cleared by the Compliance Officer, or in his or her absence, the Legal Department.

                  1. All proposed personal securities transactions shall be documented either on a Personal Security Trade Authorization Form (a copy of which is attached as Exhibit A) or on an electronic form provided on the Employee's personal computer and forwarded to the Compliance Officer.

                  2. Subject to the further provisions set forth herein, the Compliance Officer, or in his or her absence, the Legal Department, shall pre-clear the purchase or sale of a Security if the transaction does not violate this Code of Ethics. Such determination shall be by:

                           a.       Reviewing the portfolios managed by the
                                    Company; and

                           b. Determining if the security is currently on the Company's then current research database or is then currently under consideration for adding to the

                                                        Amended February 1, 2001

                                    Company's database pending review by the Company's research committee.

                  3. After review, if the Compliance Officer, or in his or her absence, the Legal Department, determines to pre-clear the trade, the Compliance Officer (or Legal Department) will authorize the Employee to execute the trade as follows.

                           a. The Compliance Officer shall execute a Trade Authorization Form.

                           b. The Compliance Officer shall communicate authorization of the trade to the Employee.

                           c. The time at which the trade authorization is communicated to the Employee shall be documented on the Trade Authorization Form.

                  4. The trade authorization is effective for two (2) business days after the pre-clearance is granted, unless otherwise indicated by the Compliance Officer.

                  5. The Compliance Officer shall maintain the originally executed Trade Authorization Form. A copy of the executed Trade Authorization Form will be available to the Employee upon request.

         B. All Access Persons shall disclose all personal Securities holdings as well as those Securities holdings for which they have Beneficial Ownership upon commencement of employment or association as an Access Person, but in no event, later than ten (10) calendar days of commencement of employment or association as an Access Person and thereafter on an annual basis to the Compliance Department. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates. All Access Persons must complete an acknowledgment upon commencement of employment or association as an Access Person, and thereafter on an annual basis (a copy of which is attached as Exhibit B).

VI.      QUARTERLY REPORTING

         A. Every Access Person shall submit a quarterly report to the Compliance Officer with the information described in paragraph B below with respect to any Beneficial Accounts opened during the quarter and transactions in any Security in which such Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security during such quarter. Access Persons need not, however, report on the following transactions:

                  1. Purchases or sales that are nonvolitional on the part of the person;

                  2. Purchases that are part of an automatic dividend reinvestment plan;

                  3. Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  4. Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

         B. Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transactions to which the report relates were effected, and shall contain the following information:

                                                        Amended February 1, 2001

                  1. The date of the transaction, the title and the number of shares, and the principal amount, interest rate and maturity date of each security involved;

                  2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  3.       The price at which the transaction was effected;

                  4. The name of the broker, dealer or bank with or through whom the transaction was effected;

                  5. With respect to any Beneficial Account established during the quarter, the name of the broker, dealer or bank with whom the account was established and the date the account was established; and

                  6.       The date the report was submitted.

         C. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VII.     INSIDER TRADING PROCEDURES UNDER ADVISERS ACT SECTION 204A

         The following rules apply to all employees, officers and directors:

         A.       Identifying Inside Information

                  Before trading for yourself, an Employee Account or Company clients (including investment companies or private accounts managed by the Company) in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? (For example, published in Reuters, The Wall Street Journal or other publications of general circulation.)

                  If, after consideration of the above, you believe that the information may be material and non-public, you should take the steps listed below. If you have any doubts as to whether information may be material and non-public, you should assume that the information is material and non-public.

                  1.       Report the matter immediately to the Compliance
                           Officer.

                  2. Do not purchase or sell the securities on behalf of yourself or others (including investment companies or private accounts managed by the Company).

                  3. Do not communicate the information inside or outside the Company, other than to the Compliance Officer.

                  4. After the Compliance Officer has reviewed the issue, you will be instructed either to continue the prohibitions against trading and communication noted in paragraphs 2 and 3 above, or you will be allowed to trade and communicate the information.

                                                        Amended February 1, 2001

         B.       Restricting Access to Material Non-Public Information

                  Information in your possession that is identified, as material and non-public may not be communicated to anyone, including persons within the Company, except to the Compliance Officer. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

                  To implement the proper restriction of access to material non-public information, various Company employees and/or departments are responsible for the following:

                  1.       General Access Control Procedures

                           The Company has established a process by which access to sensitive company files that may contain non-public information is limited. Since most of the Company's files that might have insider-trading implications are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to specified individuals only. The limitations on access are monitored on an ongoing basis. In addition, access to certain physical areas of the Company's offices that are likely to contain sensitive information is restricted through the use of access codes.

                           Employees, officers and directors are made aware of their duties with respect to information being stored in non-accessible file cabinets. Employees, officers and directors are reminded that they should log off of their computers once having completed a task so as to limit information availability; places within the Company where any non-public information would be accessible are limited; specific fax machines are used to relay sensitive, potentially non-public information; access to all areas of the Company are limited through one main reception area so that outsiders are immediately identified and escorted to their proper destinations; and draft memoranda that may contain insider information are destroyed immediately after their use.

                  2.       Personnel Department Procedures

                           Prior to an individual's formal offer of employment, the Personnel Department provides the individual with the Company's Insider Trading Procedures and clarifies that the Company views that the person's willingness to adhere to these policies and procedures to be a condition precedent to accepting employment with the Company.

                           The Compliance Officer assists the Personnel
                           Department by responding to insider policy questions from prospective employees, officers and directors so that it is clear what they can or cannot do with respect to insider trading as an employee, officer or director of the Company.

                           New employees, officers and directors are provided with an acknowledgment form to execute before formally commencing employment in which the individual represents that he or she has received the Company's Insider Trading Procedures, has read and understands them, and that he or she understands that continued employment with the Company is dependent upon compliance with those procedures.

                           Annually, the Personnel Department elicits a written statement from all Company employees, officers and directors that they have not violated any of the Company's Insider Trading Procedures.

                                                        Amended February 1, 2001

                  C.       Supervisory Procedures for Effectuating Compliance

                           The roles of the Compliance Department and the Legal Department are critical to the implementation and maintenance of HGII's Insider Trading Procedures. Supervisory procedures can be divided into three categories - Prevention of Insider Trading, Detection of Insider Trading and Control of Inside Information.

                           1.       Prevention of Insider Trading

                                    To prevent insider trading, the Compliance and/or Legal Departments:

                                    a.      provide, on a regular basis, an
                                            educational program to familiarize
                                            employees, officers and directors
                                            with, and meet on a selective basis
                                            with newly hired personnel to inform
                                            them of, the Company's Insider
                                            Trading Procedures;

                                    b.      answer questions regarding the
                                            Company's Insider Trading
                                            Procedures;

                                    c.      resolve issues of whether
                                            information received by an employee,
                                            officer or director of the Company
                                            is material and non-public; and

                                    d.      review on a regular basis and update
                                            as necessary the Company's Insider
                                            Trading Procedures.

                           2.       Detection of Insider Trading

                                    To detect insider trading, the Compliance
                                    Department is responsible for:

                                    a.      reviewing the trading activity
                                            reports filed by each employee,
                                            officer and director with particular
                                            emphasis on employees, officers and
                                            directors that have access to
                                            non-public information and sample
                                            testing of all employees, officers
                                            and directors;

                                    b.      reviewing the trading activity of
                                            investment companies and private
                                            accounts managed by the Company;

                                    c.      reviewing the trading activity of
                                            the Company's own account;

                                    d.      coordinating the review of such
                                            reports with other appropriate
                                            employees, officers or directors of
                                            the Company; and

                                    e.      periodically generating reports for
                                            management on those tests.

                           3.       Control of Inside Information

                                    When it has been determined that an
                                    employee, officer or director of the Company has material non-public information, measures will be implemented to prevent dissemination of such information. For example:

                                    a.      All employees, officers and
                                            directors of the Company will be
                                            notified that they are prohibited
                                            from disclosing to other persons
                                            ("tippees") inside information about
                                            the issuer in question and from
                                            trading in the securities in
                                            question in "personal securities
                                            transactions" or for the accounts of
                                            clients (notwithstanding the
                                            inclusion of such

                                                        Amended February 1, 2001
                                            securities on any Buy, Alt-Buy or
                                            Hold Lists compiled by the Company),
                                            until further notice.

                                    b.      Following receipt of notice
                                            prohibiting certain trades and until
                                            receipt of further notice, every
                                            employee, officer and director with
                                            material non-public information
                                            shall file with the Compliance
                                            Officer a weekly written report of
                                            all personal securities transactions
                                            effected during the prior week. This
                                            weekly report is in addition to the
                                            standard Form (Exhibit A) filed with
                                            the Compliance Officer.

                                    c.      The Compliance Department will
                                            review such reports weekly as well
                                            as the Company's records of trades
                                            for client's accounts in order to
                                            determine if these procedures or any
                                            provision in this Code of Ethics
                                            have been violated.

                                    d.      The Compliance Department will
                                            maintain and regularly update a list
                                            of every employee, officer and
                                            director who has indicated or about
                                            whom it has been indicated that he
                                            or she has come into contact with
                                            material non-public information so
                                            that it can better monitor these
                                            particular Insiders.

                                    e.      The Compliance Department will place
                                            any written materials containing the
                                            inside information in a confidential
                                            file.

                           4.       Special Reports to Management

                                    Promptly upon learning of a violation of the Company's Insider Trading Procedures, the Compliance Department should determine whether a written report to senior management, the Company Executive Committee, and/or the appropriate Board of Directors is warranted taking into consideration the nature of the violation in light of all relevant facts and circumstances.

                           5. Annual Reports to Management and Investment Companies

                                    On an annual basis, the Compliance
                                    Department shall prepare a written report to the Management of the Company (a) setting forth a summary of existing procedures to detect and prevent insider trading and recommendations for improvement, if any, and a description of HGII's continuing educational program regarding insider trading, (b) describing any issues arising under the Code or such procedures since the last such report, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to such violations, and (c) certifying that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and a copy of such report shall promptly be furnished to the board of directors of any investment company registered under the 1940 Act for which the Company serves as investment adviser or sub-adviser.

VIII.    SANCTIONS

         The Compliance Officer shall report any material code violations to the Management of the Company, which may then impose such sanctions, as it deems appropriate, up to and including termination of employment.

                                                        Amended February 1, 2001

                                                                 Exhibit 22(p-7)

                                    Exhibit A
================================================================================
                           HANSBERGER GLOBAL INVESTORS
                  PERSONAL SECURITIES TRANSACTION REQUEST FORM
================================================================================

NAME:_________________________________________________________

LEGAL NAME OF ACCOUNT:___________________________________________________

TRANSACTION DATE:____________________            TIME REQUESTED:_______________

BUY__________     SELL____________               SECURITY:______________________
                                                 SEDOL NO.:_______________

NUMBER OF SHARES AND APPROX. PRICE:  ___________________________________________
                                     - OR -
TOTAL US DOLLAR AMOUNT: _________________

BROKER:____________________________              ACCOUNT #:____________________

CONTACT IN COMPLIANCE DEPARTMENT:  Kimberley A. Scott

To the best of my knowledge this proposed transaction does not violate the provisions of the HGI Amended Code of Ethics.

SIGNATURE:_________________                 DATE:________________________

================================================================================

                             FOR COMPLIANCE USE ONLY
CONTACT IN TRADING:______________________________________________________

CONTACT IN RESEARCH:_____________________________________________________

COMMENTS: This security has no pending trade tickets and the security is not currently under consideration for purchase or sale by HGI.

COMPLIANCE COMPLETED/CHECKED BY:________________________________________

COMPLIANCE OFFICER:______________________________________________________

================================================================================
                           NOTIFICATION OF APPROVAL OR DENIAL

DATE:_______________________________             TIME RESPONDED:______________

APPROVED:_______  DENIED:_______

COMMENTS:_____________________________________________________________

FORM COMPLETED BY:_____________________________________________________

                                                        Amended February 1, 2001

                                    EXHIBIT B

                        HANSBERGER GLOBAL INVESTORS, INC.
                             AMENDED CODE OF ETHICS

                                 ACKNOWLEDGMENT

I have received and reviewed the Amended Hansberger Global Investors, Inc. Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.

NAME: __________________________________________________________________________
(Please Print)

POSITION: ______________________________________________________________________

DATE: __________________________________________________________________________

COMPANY: _______________________________________________________________________

SIGNATURE: _____________________________________________________________________

DETACH AND RETURN THIS ACKNOWLEDGMENT TO: KIMBERLEY A. SCOTT, 515 EAST LAS OLAS BLVD., SUITE 1300, FORT LAUDERDALE, FL 33301.

                                                        Amended February 1, 2001